Exhibit 4.1

SHARE CERTIFICATE HONG KONG SHARE REGISTER DATE OF ISSUE CERTIFICATE NUMBER RUN/TFR. NO. REGISTER NUMBER OF SHARE(S) CODE: NUMBER OF SHARE(S): GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE STATED ABOVE. DIRECTOR NO TRANSFER OF THE WHOLE OR ANY PORTION OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE. HONG KONG SHARE REGISTRAR: COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN’S ROAD EAST, WANCHAI, HONG KONG. THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID ORDINARY SHARE(S) OF NOMINAL VALUE US$0.0005 PER SHARE IN THE SHARE CAPITAL OF NOAH HOLDINGS PRIVATE WEALTH AND ASSET MANAGEMENT LIMITED (THE “COMPANY”) AS DETAILED BELOW SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY. Noah Holdings Private Wealth and Asset Management Limited 諾亞控股私人財富資產管理有限公司 (Incorporated in the Cayman Islands with limited liability under the name Noah Holdings Limited and carrying on business in Hong Kong as Noah Holdings Private Wealth and Asset Management Limited) V1.1